UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2016

NorthStar Healthcare Income, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55190 (Commission File Number)	27-3663988 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01. Other Events

Determination of Estimated Value Per Share
Overview
On April 7, 2016, upon the recommendation of the audit committee (the “Audit Committee”) of the board of directors (the “Board”) of NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”), the Board, including all of its independent directors, approved and established an estimated value per share of NorthStar Healthcare’s common stock of $8.63. The estimated value per share is based upon the estimated value of NorthStar Healthcare’s assets less the estimated value of NorthStar Healthcare’s liabilities as of December 31, 2015, divided by the number of shares of NorthStar Healthcare’s common stock outstanding as of December 31, 2015. The information used to generate the estimated value per share, including market information, investment- and property-level data and other information provided by third parties, was the most recent information practically available as of December 31, 2015.

The estimated value per share does not include the potential impact of investments made subsequent to December 31, 2015 of approximately $156.7 million of equity in $534.5 million of healthcare assets, and also excludes any market portfolio premiums that may be assigned by investors for investments in the types of healthcare real estate portfolios owned by NorthStar Healthcare. The estimated value per share of NorthStar Healthcare’s common stock also does not include any premium or benefit for the enterprise value that may be attributable to NorthStar Healthcare due to the size and diversity of its investment portfolio, including its exposure, either directly or through joint ventures, to approximately $9.6 billion in healthcare real estate investments as of December 31, 2015. In addition, during 2015, NorthStar Healthcare raised $748.9 million in aggregate net proceeds from its public offerings of common stock which has not been fully invested and, as of December 31, 2015, held approximately $354.2 million in uninvested cash on its balance sheet.

Process
The estimated value per share was calculated with the assistance of NorthStar Healthcare’s external advisor, NSAM J-NSHC Ltd (the “Advisor”), and Robert A. Stanger & Co., Inc. (“Stanger”), an experienced third-party independent valuation and consulting firm engaged by NorthStar Healthcare to assist with the valuation of its assets and liabilities. The engagement of Stanger was approved by the Board, including all of its independent directors. Stanger has extensive experience in conducting asset valuations, including appraisals of healthcare properties and debt investments similar to those owned by NorthStar Healthcare. In addition to its engagement by NorthStar Healthcare, Stanger was independently retained by NorthStar Real Estate Income II, Inc. (“NorthStar Income II”), which is externally managed by an affiliate of NorthStar Asset Management Group Inc. (“NSAM”), NorthStar Healthcare’s sponsor, to perform valuation and other services for NorthStar Income II as of September 30, 2015. While NorthStar Healthcare and other entities managed or sponsored by affiliates of NSAM have engaged or may engage Stanger in the future for services of various kinds, NorthStar Healthcare believes that there are no material conflicts of interest with respect to its engagement of Stanger.

The Audit Committee recommended and the Board established the estimated value per share based upon the analyses and reports provided by Stanger and the Advisor, including an evaluation of NorthStar Healthcare’s assets and liabilities as of December 31, 2015. In arriving at its recommendation, the Audit Committee relied in part on valuation methodologies that the Advisor and Stanger believe are standard and acceptable in the real estate and non-traded real estate investment trust (“REIT”) industries for the types of assets and liabilities held by NorthStar Healthcare. The process for estimating the value of NorthStar Healthcare’s assets and liabilities was performed in accordance with the provisions of the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. NorthStar Healthcare believes that the valuation was developed in a manner reasonably designed to ensure its reliability.

On April 7, 2016, Stanger delivered its report related to the valuation of NorthStar Healthcare’s assets and liabilities as of December 31, 2015, including NorthStar Healthcare’s 29 healthcare real estate properties (the “Healthcare Properties”), six healthcare real estate investments held through unconsolidated joint ventures (the “Joint Venture Investments”) and four healthcare-related commercial real estate debt investments (the “Healthcare Debt Investments”), as further described below.

The Board currently expects that NorthStar Healthcare’s next estimated value per share will be based upon its assets and liabilities as of December 31, 2016 and that such value will be included in a report filed with the U.S. Securities and Exchange Commission. NorthStar Healthcare intends to publish estimated values per share annually, although NorthStar Healthcare may determine to publish such revised values more frequently.

Valuation Methodology
Valuation of Healthcare Properties
To estimate the value of the Healthcare Properties, Stanger conducted an appraisal for 13 Healthcare Properties and utilized recently completed third-party appraisals (the “Third-Party Appraisals”) for the remaining 16 Healthcare Properties acquired within 12 months of December 31, 2015, each performed in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. In determining the value of each Healthcare Property, Stanger utilized all information that it deemed relevant, including information from the Advisor and its own data sources, including trends in capitalization rates, leasing rates and other economic factors. In conducting its appraisals of the 13 Healthcare Properties, Stanger utilized a direct capitalization approach by applying a market capitalization rate for each Healthcare Property to the estimated forward-year annual net operating income at each property, which Stanger believes is the most appropriate methodology for valuing healthcare assets similar to those owned by NorthStar Healthcare. In selecting each capitalization rate, Stanger took into account, among other factors, prevailing capitalization rates in the healthcare property sector, the property’s location, age and condition, the property’s operating trends and lease coverage ratios, if applicable, and other unique property factors. As applicable, Stanger adjusted the capitalized value of each Healthcare Property it appraised for any excess land, deferred maintenance, rent abatements and lease-up costs to estimate the “as-is” value of each Healthcare Property. For the 16 recently acquired Healthcare Properties, Stanger reviewed and utilized the Third-Party Appraisals, all of which were completed within 12 months of December 31, 2015. Where applicable, Stanger made certain adjustments to the appraised values in order to account for changes in deferred maintenance and unit sales at the properties since the date of the Third-Party Appraisals based on information provided by the Advisor. As of December 31, 2015, the aggregate estimated value of the Healthcare Properties acquired by NorthStar Healthcare in 2015 was approximately $664.3 million. Stanger then adjusted the “as-is” property values as of December 31, 2015, as appropriate, for NorthStar Healthcare’s allocable ownership interest in the Healthcare Properties to account for the interests of any third-party investment partners, including any priority distributions. Stanger’s appraisal and the Third-Party Appraisals were certified by an appraiser licensed in the state in which the Healthcare Properties were located. The range of capitalization rates underlying the estimated value of the Healthcare Properties was 6.0% to 12.5% and the weighted average capitalization rate was approximately 7.0%.

As of December 31, 2015, the estimated value of the Healthcare Properties was $967.2 million, compared with an aggregate initial purchase price, including subsequent capital expenditures, of $932.6 million (the “Property Purchase Price”).

Valuation of Joint Venture Investments
The healthcare real estate portfolios held through Joint Venture Investments were valued similarly to the process described above in “Valuation of Healthcare Properties.” For Joint Venture Investments acquired more than 12 months prior to December 31, 2015, Stanger estimated the aggregate value of the underlying healthcare properties and added or subtracted, as appropriate, outstanding borrowings, after factoring in any adjustments for above- or below-market in-place financing, as deemed applicable based on information provided on such borrowings, and other balance sheet assets and liabilities to derive an estimated equity value of the Joint Venture Investment. Stanger then applied the terms of the applicable joint venture agreement, including any distribution priorities, to its equity value estimate to establish NorthStar Healthcare’s allocable share of these Joint Venture Investments. For two Joint Venture Investments acquired within 12 months of December 31, 2015, Stanger validated NorthStar Healthcare’s investment basis and determined that such investment basis materially approximated the value of NorthStar Healthcare’s investment as of December 31, 2015. Stanger reviewed projected operating results for these investments and observed the implied capitalization rates supporting NorthStar Healthcare’s investment basis, the level and estimated market value of outstanding borrowings and other balance sheet assets and liabilities as of December 31, 2015, the implied value of certain non-real estate business components of these investments and the terms of the applicable joint venture agreement, including any distribution priorities. For one Joint Venture Investment acquired in May 2015, Stanger reviewed and relied upon a recently completed appraisal of the joint venture’s properties to determine the value of NorthStar Healthcare’s interest in the joint venture as of December 31, 2015. Although the appraisal also included a portfolio premium reflecting that a potential investor may pay more for a portfolio of investments compared to individual properties, this premium was not factored into the estimated value of NorthStar Healthcare’s interest in the joint venture. As of December 31, 2015, the aggregate estimated value of the Joint Venture Investments completed in 2015 was approximately $378.4 million. The range of weighted average capitalization rates underlying the valuation of the Joint Venture Investments was 5.9% to 9.8% and the weighted average capitalization rate across all Joint Venture Investments was approximately 7.3%.

As of December 31, 2015, the estimated value of the Joint Venture Investments was $608.0 million, compared with an aggregate equity contribution, including subsequent capital contributions, of $587.5 million (the “Joint Venture Equity Contribution”).

Valuation of Healthcare Debt Investments
The estimated value of the Healthcare Debt Investments was established by performing a comparable market interest rate analysis for each investment as of December 31, 2015. Stanger evaluated the estimated value for each Healthcare Debt Investment by applying a discounted cash flow (“DCF”) analysis over the projected remaining term of the investment, taking into account prepayment and extension options available to each respective borrower, as appropriate. The cash flow estimates used in the DCF analysis were based on the investment’s contractual agreement and corresponding interest and principal cash flow. The expected cash flow was then discounted at an interest rate that Stanger estimated a current market participant would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account, for example, remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position and other factors deemed relevant. The range of discount rates used by Stanger to estimate the value of the Healthcare Debt Investments was approximately 5.8% to 10.2% and the weighted average discount rate was approximately 9.1%.
As of December 31, 2015, the estimated value of the Healthcare Debt Investments was $196.4 million, compared with an aggregate outstanding principal amount of $193.4 million (the “Principal Amount”).

Valuation of Healthcare Real Estate Liabilities
Stanger estimated the fair value of NorthStar Healthcare’s long-term liabilities by discounting the stream of expected interest and principal payments for each liability by an interest rate that Stanger estimated a current market participant would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account factors such as remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position and other factors deemed relevant.
Cash, Other Assets and Other Liabilities
The fair value of NorthStar Healthcare’s cash, other tangible assets and liabilities was estimated by the Advisor to approximate carrying value as of December 31, 2015 and Stanger relied upon and utilized such amounts in its determination of the net asset value per share.
Estimated Net Asset Value Per Share
Based on the above valuations and estimates and subject to the assumptions and limiting conditions contained in its report, Stanger estimated the net asset value per fully diluted common share outstanding of NorthStar Healthcare as of December 31, 2015 to be $8.63 per share.
The table below sets forth the calculation of NorthStar Healthcare’s estimated value per share as of December 31, 2015 ($ in thousands, except per share values):

	Estimated Value	Estimated Value Per Share
Healthcare Properties	$967,168	$5.40
Joint Venture Investments	608,010	3.39
Healthcare Debt Investments	196,407	1.10
Cash and other assets	381,195	2.13
Total Liabilities	(607,607)	(3.39)
Estimated net asset value as of December 31, 2015	$1,545,172	$8.63
Estimated enterprise value per share		None assumed

Shares outstanding (in thousands)	179,137

In the aggregate, the estimated value of NorthStar Healthcare’s Healthcare Properties, Joint Venture Investments and Healthcare Debt Investments of approximately $1.8 billion represents an approximate 3.4% increase in value over the aggregate value of the Property Purchase Price, the Joint Venture Equity Contribution and the Principal Amount.

As previously described, the estimated net asset value per share recommended by the Advisor and the Audit Committee and approved by the Board does not reflect NorthStar Healthcare’s “enterprise value,” which may include a premium or discount for:

•	the large size of NorthStar Healthcare’s portfolio, as some buyers may pay more for a portfolio of investments compared to prices for individual investments;

•
the characteristics of NorthStar Healthcare’s working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;

•	disposition and other expenses that would be necessary to realize the value;

•	the services being provided by personnel of the Advisor under the advisory agreement and NorthStar Healthcare’s potential ability to secure the services of a management team on a long-term basis; or

•	the potential difference in per share value if NorthStar Healthcare were to list its shares of common stock on a national securities exchange.

On April 7, 2016, Stanger delivered its final valuation report to the Audit Committee. The Audit Committee was given an opportunity to confer with the Advisor and Stanger regarding the methodologies and assumptions used therein and determined to recommend to the Board the estimated value per share of NorthStar Healthcare’s common stock.

The Board is ultimately and solely responsible for the establishment of the estimated value per share of NorthStar Healthcare’s common stock. In arriving at its determination of the estimated value per share, the Board considered all information provided in light of its own familiarity with NorthStar Healthcare’s assets and unanimously approved the estimated value recommended by the Audit Committee.

Sensitivity Analysis
Changes to the key assumptions used to arrive at the estimated value per share, including the capitalization rates and discount rates used to value the Healthcare Properties, Joint Venture Investments and Healthcare Debt Investments, would have a significant impact on the underlying value of NorthStar Healthcare’s assets. The following table presents the impact on the estimated value per share of NorthStar Healthcare’s common stock resulting from a 5.0% increase and decrease to (1) the capitalization rates used to value the Healthcare Properties and the Joint Venture Investments and (2) the discount rates used to value the Healthcare Debt Investments:

	Range of Value
	Low	Midpoint	High
Estimated Net Asset Value Per Share	$7.90	$8.63	$9.42
Weighted Average Capitalization Rate (Healthcare Properties)	7.3%	7.0%	6.6%
Weighted Average Capitalization Rate (Joint Venture Investments)	7.6%	7.3%	6.9%
Weighted Average Discount Rate (Healthcare Debt Investments)	9.6%	9.1%	8.7%

The following table presents the impact on the estimated value per share of NorthStar Healthcare’s common stock resulting from a 5.0% increase and decrease to (1) the capitalization rates used to value the Healthcare Properties and the Joint Venture Investments and (2) the discount rates used to value the Healthcare Debt Investments, with the impact of each asset class within NorthStar Healthcare’s portfolio shown in isolation:

	Range of Value
	Low	Midpoint	High
Healthcare Properties (Capitalization Rates)	8.38	8.63	8.89
Healthcare Joint Venture Investments (Capitalization Rates)	8.15	8.63	9.14
Healthcare Debt Investments (Discount Rates)	8.61	8.63	8.64
All investments	7.90	8.63	9.42

Limitations and Risks
As with any valuation methodology, the methodologies used to determine the estimated value per share are based upon a number of estimates and assumptions that may prove later to be inaccurate or incomplete. Further, different market participants using different assumptions and estimates could derive different estimated values.
Although the Board relied on estimated values of NorthStar Healthcare’s assets and liabilities in establishing the estimated value per share, the estimated value per share may bear no relationship to NorthStar Healthcare’s book or asset value. In addition, the estimated value per share may not represent the price at which the shares of NorthStar Healthcare’s common stock would trade on a national securities exchange, the amount realized in a sale, merger or liquidation of NorthStar Healthcare or the amount a stockholder would realize in a private sale of shares.
The estimated value of NorthStar Healthcare’s assets and liabilities is as of a specific date and such value is expected to fluctuate over time in response to future events, including but not limited to, changes to commercial real estate values, particularly healthcare-related commercial real estate, changes in market interest rates for commercial real estate debt investments, changes in capitalization rates, rental and growth rates, changes in laws or regulations impacting the healthcare industry, demographic changes, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on NorthStar Healthcare’s common stock, repurchases of NorthStar Healthcare’s common stock, changes in the number of shares of NorthStar Healthcare’s common stock outstanding, the proceeds obtained for any common stock transactions, local and national economic factors and the factors specified in in Part I, Item 1A of NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. There is no assurance that the methodologies used to establish the estimated value per share would be acceptable to the Financial Industry Regulatory Authority, Inc. or in compliance with Employee Retirement Income Security Act guidelines with respect to their reporting requirements.
Distribution Reinvestment Plan
In connection with its determination of the estimated value per share, the Board has determined to amend and restate NorthStar Healthcare’s distribution reinvestment plan (the “DRP”), effective upon the date following ten days’ written notice to participants of the changes to the DRP, to provide that distributions may be reinvested in shares of NorthStar Healthcare’s common stock at a price of $8.63, which is equal to the current estimated value per share, until such time as NorthStar Healthcare establishes a new estimated per share value, at which time the purchase price will adjust to 100% of such estimated value per share.

The foregoing description of the DRP does not purport to be complete and is subject to, and qualified in its entirety by, the DRP that is filed as Exhibit 4.1 to this Current Report on Form 8-K, which DRP is incorporated herein by reference.

Share Repurchase Plan
In connection with its determination of the estimated value per share, the Board approved an amended share repurchase program (the “Amended SRP”), effective upon the date following ten days’ written notice to participants of the changes set forth in the Amended SRP. Pursuant to the Amended SRP, unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, repurchases will be made at a price of $8.63, which is equal to the current estimated value per share, until such time as NorthStar Healthcare establishes a new estimated value per share, at which time the purchase price will adjust to 100% of such estimated value per share. Shares repurchased in connection with a stockholder’s death or qualifying disability will continue to be repurchased at the higher of the price paid for the shares, as adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock, or NorthStar Healthcare’s estimated value per share, as more fully described in the Amended SRP.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Distribution Reinvestment Plan

Safe Harbor Statement
This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “may,” “plans,” “intends,” “expects” or other similar words or expressions. These statements are based on NorthStar Healthcare’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; NorthStar Healthcare can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Healthcare’s expectations include, but are not limited to, the actual value of NorthStar Healthcare’s common stock upon a listing, if any, the amount realized by a stockholder in the event of a sale, merger or liquidation of NorthStar Healthcare or a private sale of shares, variations in facts underlying the assumptions used to estimate the valuation of NorthStar Healthcare’s common stock, changes in market interest rates for healthcare real estate debt investments, changes to healthcare real estate values, fluctuations in portfolio premiums and enterprise value and the extent to which these factors may impact NorthStar Healthcare’s estimated net asset value per share in the future, the impact of uninvested cash on NorthStar Healthcare’s estimated net asset value per share, changes in capitalization rates, rental and growth rates, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on NorthStar Healthcare’s common stock, repurchases of NorthStar Healthcare’s common stock, changes in the number of shares of NorthStar Healthcare’s common stock outstanding and the proceeds obtained for any common stock transactions, changes in the size and diversity of NorthStar Healthcare’s portfolio, the impact of any losses from NorthStar Healthcare’s investments on cash flow and returns, property level cash flow, the availability of investment opportunities and ability to deploy capital, the ability to achieve targeted returns, the impact of actions taken by joint venture partners, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, changes to generally accepted accounting principles, policies and rules applicable to REITs and the factors specified in in Part I, Item 1A of NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in NorthStar Healthcare’s other filings with the SEC. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Healthcare on the date of this report and NorthStar Healthcare is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: April 8, 2016	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Distribution Reinvestment Plan